Exhibit 10.2

RESTRICTED STOCK AGREEMENT

CHRISTOPHER & BANKS CORPORATION
2013 DIRECTORS' EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the _____ day of _____ 20_____, between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and _____ (“Participant”).

1.    Award.

(a)    Shares. Pursuant to the Christopher & Banks Corporation 2013 Directors' Equity Incentive Plan (the “Plan”), _____ shares (the “Restricted Shares”) of the Company's common stock, par value $0.01 per share (“Common Stock”), shall be issued to Participant as hereinafter provided, including the restrictions thereon set forth in this Agreement.

(b)    Issuance of Restricted Shares. The Restricted Shares shall be issued upon execution of the Agreement by Participant.

2.    Restricted Shares. Participant hereby accepts the Restricted Shares when issued and agrees that:

(a)Vesting. The shares of Common Stock subject to this Award shall be subject to forfeiture on the terms and conditions set forth herein, and shall vest (and such restrictions shall lapse) in full on the earlier of (i) _____ _____, 20_____, or (ii) the date of the 20_____ Annual Meeting of Stockholders (the “Vesting Date”). Notwithstanding the foregoing, the forfeiture restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change in Control (as such term is defined in Section 1 of the Plan), or (ii) the date Participant's service as a director of the Company ends by reason of his/her death or disability.

(b)Forfeiture. Except as provided in Section 2(a) above, if Participant's service as a director of the Company ceases at any time prior to the Vesting Date, including as a result of Participant's voluntary resignation or retirement, Participant shall immediately forfeit all shares of Common Stock subject to this Award.

(c)    Issuance and Custody of Certificates. The Company shall cause the Restricted Shares to be issued in Participant's name, either by book-entry registration or issuance of a stock certificate or certificates. The Restricted Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If issued, the certificate representing the Restricted Shares shall bear an appropriate legend covering the restrictions on vesting and transfer and related matters, and the Company may cause such certificate to be delivered, upon issuance, to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture restrictions lapse pursuant to the terms of the Plan and this Agreement. Upon request of the Committee or its delegate, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to forfeiture restrictions.
Following the Vesting Date or the prior lapsing of the forfeiture restrictions, the Company shall cause the shares, free of the restrictions and/or legend described above and registered in Participant's name or in the names of Participant's legal representatives, beneficiaries or heirs, as the case may be, to be delivered, either by book-entry or in the form of a certificate or certificates, to Participant or his or her appropriate designee.
3.    Voting and Dividend Rights. The Restricted Shares shall confer upon Participant all voting rights associated with shares of Common Stock that are not subject to the forfeiture restrictions described herein. In addition, Participant shall be entitled to receive dividends on the Restricted Shares, if any are declared by the Company, in the same manner and to the same degree as dividends declared on shares of Common Stock that are not subject to the forfeiture restrictions described herein.
4.    Compliance with Laws. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law. The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

5.    Award Governed by Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to, and in all respects limited and conditioned as provided in, the terms of the Plan. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement, or in the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

6.    Tax Matters. All applicable federal, state or local payroll, withholding, income or other taxes are the sole and absolute responsibility of Participant.

7.    Director or Other Relationship. This Agreement shall not confer on the Participant any right with respect to his/her continuance as a director or other relationship with the Company, nor will it interfere in any way with the right, if any, of the Company, in accordance with applicable law, to terminate such directorship or other relationship.

8.    Committee's Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, in a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Participant permitted under the terms of the Plan.

10.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

Title:

PARTICIPANT

Signed:

2